UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    November 24, 2008

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2008, PokerTek, Inc. (the “Company”) entered into agreements (the “Warrant Modification Agreements”) with each of: (i) Janus Venture Fund (a series of Janus Investment Fund); (ii) Janus US Venture Fund (a series of Janus Capital Funds Plc); (iii) Small Cap Growth Portfolio (a series of Ohio National Fund Inc.); (iv) SRB Greenway Capital (QP), L.P.; (v) SRB Greenway Capital, L.P.; (vi) SRB Greenway Offshore Operating Fund, L.P.; and (vii) Warrant Strategies Fund, LLC, each of which currently holds warrants to acquire shares of the Company’s common stock (collectively, the “Warrants”).

Prior to execution of the Warrant Modification Agreements, the Warrants, which expire on April 26, 2012, were convertible into an aggregate of 505,555 shares of common stock at an exercise price of $10.80 per share (the “Original Exercise Price”). Pursuant to the Warrant Modification Agreements, the Company and each of the Warrant holders agreed to amend the Warrants so that (1) the Original Exercise Price would be reduced to $0.50 per share (the “New Exercise Price”), and (2) the proportionate anti-dilution adjustment to increase the number of shares of the Company’s common stock issuable upon exercise of the Warrants under certain circumstances would be eliminated in all cases except upon payment of stock dividends, or subdivision or combination of shares (such as through stock splits or reverse stock splits) (the “Proportionate Share Increase”). Pursuant to the Warrant Modification Agreements, the Company has agreed to issue each Warrant holder an amended Warrant that reflects these amendments

While the New Exercise Price is considerably below the Company’s trading price generally over the last eighteen months, the Company determined that such a negotiated reduction was appropriate in order to obtain each Warrant holder’s agreement to eliminate the Proportionate Share Increase under most circumstances. Accordingly, the New Exercise Price was reached through independent negotiation with the holders of the Warrants in consideration of the elimination of the Proportionate Share Increase and not in any manner as an indication of the perceived value of the Company’s common stock.

Each of the Warrant holders other than Warrant Strategies Fund, LLC received their Warrants in connection with their purchase of shares of the Company’s common stock from the Company in April 2007.

The description of the Warrant Modification Agreements set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the copies of the Warrant Modification Agreements filed as Exhibits 10.1-10.7 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1
Letter Agreement, dated November 17, 2008 and accepted by PokerTek, Inc. on November 24, 2008, between PokerTek, Inc. and each of Janus Venture Fund (a series of Janus Investment Fund), Janus US Venture Fund (a series of Janus Capital Funds Plc), and Small Cap Growth Portfolio (a series of Ohio National Fund Inc.).

10.2
Letter Agreement, dated November 13, 2008 and accepted by PokerTek, Inc. on November 24, 2008, between PokerTek, Inc. and each of SRB Greenway Capital (QP), L.P., SRB Greenway Capital, L.P., and SRB Greenway Offshore Operating Fund, L.P.

10.3	Letter Agreement, dated November 17, 2008 and accepted by PokerTek, Inc. on November 24, 2008, between PokerTek, Inc. and Warrant Strategies Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2008	POKERTEK, INC.

	By:	/s/ Mark D. Robers
Mark D. Roberson, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Letter Agreement, dated November 17, 2008 and accepted by PokerTek, Inc. on November 24, 2008, between PokerTek, Inc. and each of Janus Venture Fund (a series of Janus Investment Fund), Janus US Venture Fund (a series of Janus Capital Funds Plc), and Small Cap Growth Portfolio (a series of Ohio National Fund Inc.).

10.2
Letter Agreement, dated November 13, 2008 and accepted by PokerTek, Inc. on November 24, 2008, between PokerTek, Inc. and each of SRB Greenway Capital (QP), L.P., SRB Greenway Capital, L.P., and SRB Greenway Offshore Operating Fund, L.P.

10.3	Letter Agreement, dated November 17, 2008 and accepted by PokerTek, Inc. on November 24, 2008, between PokerTek, Inc. and Warrant Strategies Fund, LLC.